CONTACT:	FOR IMMEDIATE RELEASE
Bruce K. Lee	February 21, 2017
President
(563)587-4176
blee@htlf.com

Dubuque Bank and Trust / Heartland Financial USA, Inc. Announce Retirement of Douglas J. Horstmann

Lynn H. “Tut” Fuller Appointed to Succeed Horstmann

Dubuque, Iowa, February 21, 2017- Heartland Financial USA, Inc. (NASDAQ: HTLF) and its flagship bank, Dubuque Bank and Trust Company (“DB&T”) have announced that Douglas J. Horstmann, President and CEO of DB&T as well as Heartland’s EVP of Lending, has announced his planned retirement from the company effective June 30, 2017.

Horstmann began his career with the Iowa Division of Banking, serving as a bank examiner for five years. In 1980, he joined Dubuque Bank and Trust as a commercial lender and impressed bank management with his sound judgment and business acumen. Doug steadily ascended within the organization, and was appointed as a Director, President and CEO of the bank in 2004, a position he has held since. In addition to his position at DB&T, Horstmann served as EVP - Lending at Heartland, the holding company for DB&T and nine other community banks.

In addition to his leadership roles at Dubuque Bank and Trust, Horstmann also served as Vice Chair of the Board of First Community Bank in Keokuk, Iowa from 2007 until 2011, when the bank was merged into DB&T. Since 2013 he has also served as a director of Illinois Bank & Trust.

A native of Dubuque, Horstmann holds a Bachelor’s degree in Business from the University of Dubuque and received his Masters in Business Administration (MBA) degree from Drake University.

Well-known for his strong community ties, Horstmann has served on numerous community boards over the years including top leadership positions with Greater Dubuque Development Corp., the DBQ Area Chamber of Commerce and Dubuque Community Schools Board of Education.

He currently serves on the Boards of the University of Dubuque, Dubuque Initiatives, the Foundation for Dubuque Public Schools, Dubuque County Historical Society/National Mississippi River Museum and Aquarium, and the Dubuque Racing Association.

Horstmann said, “It has been an exciting and personally rewarding career at DB&T and Heartland. I consider it an honor to have participated in the growth of both organizations. Having served all these years with Lynn ‘Butch’ Fuller, and others too numerous to name, has been fun and exciting. I will miss working directly with so many longtime clients of the bank, but look forward to staying connected by continuing to serve on the bank’s board of directors.

“For the future, I look forward to spending more time with family and friends and will also be watching the great group of talented individuals at DB&T and Heartland continue their remarkable growth.”

Lynn B. Fuller, Heartland’s Chairman and Chief Executive Officer said, “When Doug joined DB&T in 1980, the bank had assets of $175 million. Today, with assets of $1.5 billion, DB&T is Heartland’s largest community bank and enjoys a solid reputation throughout the region as a valued partner for businesses of all sizes, industries and individual customers. During Doug’s tenure, the bank experienced a significant increase in market share and nearly doubled its deposit base.

“As a valued member of the Heartland management team, Doug exemplifies the Company’s vision and mission for community banking. He has served as a tremendous example, deeply involved in community while leading DB&T to its current position as the largest and most successful bank in Dubuque. He provided strategic and thoughtful insight as a member of our Senior Management and Strategic Council teams. Moreover, Doug is well-liked as an individual and admired for his management skills and business sense.

“Doug’s experience and knowledge of all facets of banking and leadership will certainly be missed. On behalf of the Board of Directors, shareholders and employees, we wish Doug and his wife, Karen, the very best in retirement,” added Fuller.

Succeeding Horstmann as President and CEO will be Lynn H. “Tut” Fuller, M.D., MBA, who presently serves as Market President for Dubuque Bank and Trust. Fuller is currently responsible for the oversight of DB&T’s retail banking, operations and finance, treasury management, mortgage, private client services, small business and commercial sales functions in the Dubuque market and becomes the fourth generation member of the Fuller family to serve in this capacity.

As President and CEO, Fuller will lead DB&T in its ongoing efforts toward profitable growth while continuously enhancing service to its valued clients. Prior to joining DB&T and Heartland, Fuller worked for Bain & Company in Chicago, Illinois as a team leader and consultant. He is a graduate of the University of St. Thomas with a Bachelor of Arts degree. He also attended the University of Michigan where he received his medical degree and the U. of M. Stephen M. Ross School of Business where he earned a Master of Business Administration degree and was named a “Graduate with High Distinction.”

Bruce K. Lee, Heartland President, said, “This announcement highlights Heartland’s greatest strengths: our talented leadership, the depth of our management team and good succession planning. We are delighted to promote from within and tap the talents of Tut Fuller as the next President of DB&T.”

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About Dubuque Bank and Trust
Dubuque Bank and Trust Company (DB&T), a subsidiary of Heartland Financial USA, Inc. (NASDAQ: HTLF), is a state-chartered bank with more than $1.4 billion in assets. Serving customers in the Tri-State region of Dubuque County in Northeast Iowa, portions of Grant County in southwest Wisconsin and Jo Daviess County in Northwest Illinois, the bank operates 10 banking centers in Dubuque County with three offices in Keokuk and Carthage through First Community Bank. Dubuque Bank and Trust specializes in business lending and deposit services, personal credit and deposit services and complete electronic banking programs. For more information visit www.DubuqueBank.com or call 877.280.1851. DB&T is a member of the FDIC and an Equal Housing Lender.

About Heartland Financial USA, Inc.
Heartland Financial USA, Inc. is a diversified financial services holding company with assets exceeding $8 billion. The company provides banking, mortgage, private client, investment, insurance and consumer finance services to individuals and businesses. Heartland currently has 108 banking locations serving 85 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado, Minnesota, Kansas, Missouri, Texas and California. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

Safe Harbor Statement
This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Heartland's financial condition, results of operations, plans, objectives, future performance and business. Although these forward-looking statements are based upon the beliefs, expectations and assumptions of Heartland's management, there are a number of factors, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed in the risk factors included in Heartland's Annual Report on Form 10-K filed with the Securities and Exchange Commission, include, among others: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business; (iv) changes in interest rates and prepayment rates of the Company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the potential impact of acquisitions, (viii) the loss of key executives or employees; (ix) changes in consumer spending; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. All statements in this release, including forward-looking statements, speak only as of the date they are made, and Heartland undertakes no obligation to update any statement in light of new information or future events.

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